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EXHIBIT 99.1
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HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

DEBT AND PREFERRED STOCK SECURITIES RATINGS

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                                      Standard       Moody's
                                      & Poor's       Investors    Fitch      Thomson
                                      Corporation    Service      IBCA       BankWatch
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At June 30, 2000
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
Household International, Inc.
     Senior debt                      A             A3            A          A
     Commercial paper                 A-1           P-2           F-1        TBW-1
     Preferred stock                  BBB+          baa1          A-         BBB+
                                      ------        -------       ------     ------
Household Finance Corporation
     Senior debt                      A             A2            A+         A+
     Senior subordinated debt         A-            A3            A          A
     Commercial paper                 A-1           P-1           F-1        TBW-1
                                      ------        -------       ------     ------
Household Bank, f.s.b.
     Senior debt                      A             A2            A          NR
     Subordinated debt                A-            A3            A-         A
     Certificates of deposit
         (long/short-term)            A/A-1         A2/P-1        A/F-1      TBW-1
     Thrift notes                     A-1           P-1           F-1        TBW-1
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